Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated October 15, 2021, relating to the financial statements of Opti-Harvest, Inc. as of December 31, 2020 and 2019 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

Weinberg & Company, P.A

Weinberg & Company, P.A.

Los Angeles, California

January 3, 2022